Exhibit 99.1

PRESS RELEASE

	Contacts:	Terry L. Freeman
Sr. Vice President, CFO
Metals USA, Inc.
FOR IMMEDIATE RELEASE		713-965-0990

METALS USA REPORTS SECOND QUARTER RESULTS

July 26, 2005 – HOUSTON, TEXAS – Metals USA, Inc. (NASDAQ: MUSA), a leader in the metals processing and distribution industry, today announced results for the three months ended June 30, 2005.  Net income in the second quarter of 2005 was $14.3 million, or $0.68 per diluted share.  For the second quarter of 2004, net income was $33.7 million, or $1.63 per diluted share.

Although average realized sales prices by the Flat Rolled and Plates and Shapes Groups were 18.7% higher than prices during the same quarter last year, margins were compressed because the cost of the inventory grew by 38.4%. Demand in the second quarter was good, with $426.8 million of net sales, against $427.6 million during the first quarter and $383.6 million sold during 2Q04.

Operating income for the second quarter of 2005 was $26.7 million, compared to operating income of $56.5 million reported in the second quarter of 2004. The Building Products Group continued to show positive results after the actions taken last year, contributing with $7.1 million of operating income this quarter. Total EBITDA (as defined herein) was $27.7 million this quarter.

C. Lourenço Gonçalves, President and CEO stated, “Price declines in May and June have placed service center margins under near term pressure. Under this scenario, Metals USA reduced our inventories by $55.8 million and total debt by $70.5 million during the quarter, while preserving our profitability.” Mr. Gonçalves continued: “We expect a rebound in activity and prices during the second half of the year.”

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Metals USA has scheduled a conference call for Tuesday, July 26, 2005 at 11:00 a.m. eastern standard time.  A replay of the call will be available approximately two hours after the live broadcast ends and will be available until August 26, 2005.  To access the replay, dial (888) 203-1112 and enter the pass code 2235428.

Metals USA provides a wide range of products and services in the heavy carbon steel, flat-rolled steel, specialty metals, and building products markets. For more information, visit the company’s website at www.metalsusa.com.  The information contained in this release is limited and the Company encourages interested parties to read the Company’s Form 10-K and 10-Qs which are on file with the Securities and Exchange Commission for more complete information.  Additionally, copies of the Company’s filings with the Securities and Exchange Commission together with press releases and other information investors may find of benefit can be found at the Company’s website at www.metalsusa.com.

This press release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under the Company’s control which may cause the actual results, performance or achievement of the Company to be materially different from the results, performance or other expectations implied by these forward-looking statements.  These factors include, but are not limited to, those disclosed in the Company’s periodic filings with the Securities and Exchange Commission.

-Tables follow-

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Metals USA, Inc.

Unaudited Consolidated Statements of Operations

(In millions, except per share amounts and shipments)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2005	2004	2005	2005	2004

Revenues:
Net sales	$426.8	$383.6	$427.6	$854.4	$702.8
Cost of sales	336.6	264.3	333.8	670.4	489.6
	90.2	119.3	93.8	184.0	213.2
Operating cost and expenses:
Operating and delivery	37.9	36.1	37.8	75.7	73.1
Selling, general and administrative	24.7	26.3	24.3	49.0	51.2
Depreciation and amortization	0.9	0.4	0.7	1.6	0.7
Operating income	26.7	56.5	31.0	57.7	88.2
Other (income) expense:
Interest expense	3.2	2.0	3.2	6.4	3.7
Other (income) expense, net	—	—	(0.2)	(0.2)	(0.4)
Income before income taxes	23.5	54.5	28.0	51.5	84.9
Provision for income taxes	9.2	20.8	10.7	19.9	32.7
Net income	$14.3	$33.7	$17.3	$31.6	$52.2

Net income per share - basic	$0.70	$1.67	$0.85	$1.56	$2.58

Net income per share - diluted	$0.68	$1.63	$0.83	$1.51	$2.52

Number of common shares used in the per share calculations:
Basic	20.3	20.2	20.3	20.3	20.2
Diluted	21.0	20.7	20.9	20.9	20.7

Metals USA, Inc.
Unaudited Consolidated Condensed Balance Sheets
(In millions)

	June 30,	December 31,
	2005	2004

Assets
Current assets:
Cash	$14.0	$12.6
Accounts receivable, net of allowance of $7.8 and $7.7 respectively	195.1	173.5
Inventories	401.8	462.9
Prepaid expenses and other	17.6	19.0
Total current assets	628.5	668.0
Property and equipment, net	43.2	36.1
Other assets, net	6.0	5.9
Total assets	$677.7	$710.0

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$63.4	$64.0
Accrued liabilities	31.5	35.0
Current portion of long-term debt	0.6	4.0
Total current liabilities	95.5	103.0
Long-term debt, less current portion	207.3	266.6
Other long-term liabilities	13.0	12.2
Total liabilities	315.8	381.8
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.1 par value, 5,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value, 200,000,000 shares authorized; 20,284,148 shares issued and outstanding at June 30, 2005 and 20,260,013 shares issued and outstanding at December 31, 2004	0.2	0.2
Additional paid-in capital	221.9	219.5
Deferred compensation	(0.5)	(0.2)
Retained earnings	140.3	108.7
Total stockholders’ equity	361.9	328.2
Total liabilities and stockholders’ equity	$677.7	$710.0

Metals USA, Inc.

Unaudited Consolidated Condensed Statements of Cash Flows

(In millions)

	Six Months Ended
	June 30,
	2005	2004

Cash flows from operating activities:
Net income	$31.6	$52.2
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Provision for bad debts	1.6	2.3
Adjustment to Predecessor Company tax attribute valuation allowance	1.8	2.0
Depreciation and amortization	1.8	0.7
Changes in operating assets and liabilities:
Accounts receivable	(23.2)	(62.2)
Inventories	61.1	(59.0)
Prepaid expenses and other	1.0	2.4
Accounts payable and accrued liabilities	(4.0)	16.0
Income taxes payable	0.8	14.7
Other operating	(0.1)	—
Net cash provided by (used in) operating activities	72.4	(30.9)

Cash flows from investing activities:
Sale of assets	0.1	0.5
Purchase of assets	(8.4)	(10.1)
Net cash provided by (used in) investing activities	(8.3)	(9.6)

Cash flows from financing activities:
Net borrowings (repayments) on credit facilities	(52.6)	43.4
Borrowings of long-term debt	—	0.4
Repayments of long-term debt	(10.1)	(0.2)
Deferred financing costs and other	(0.1)	(0.8)
Issuance of common stock	0.1	0.2
Net cash provided by (used in) financing activities	(62.7)	43.0

Net increase in cash	1.4	2.5
Cash, beginning of period	12.6	11.4
Cash, end of period	$14.0	$13.9

Metals USA, Inc.

Unaudited Supplemental Segment and Non GAAP Information

(In millions, except per share amounts and shipments)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2005	2004	2005	2005	2004
Segment:

Flat Rolled:
Net sales	$205.7	$179.8	$212.4	$418.1	$331.2
Operating Income	$8.4	$23.2	$13.4	$21.8	$37.8
Depreciation and amortization	$0.1	$0.1	$0.1	$0.2	$0.1

EBITDA (1)	$8.5	$23.3	$13.5	$22.0	$37.9
Shipments (2)	190	204	191	381	412

Plates and Shapes:
Net sales	$171.6	$158.3	$176.7	$348.3	$293.4
Operating Income	$16.5	$30.9	$19.5	$36.0	$51.6
Depreciation and amortization	$0.4	$0.2	$0.4	$0.8	$0.3

EBITDA (1)	$16.9	$31.1	$19.9	$36.8	$51.9
Shipments (2)	183	193	181	364	399

Building Products:
Net sales	$54.7	$49.7	$44.4	$99.1	$86.1
Operating Income	$7.1	$6.4	$2.9	$10.0	$7.2
Depreciation and amortization (4)	$0.1	$0.1	$0.1	$0.2	$0.1

EBITDA (1)	$7.2	$6.5	$3.0	$10.2	$7.3
Shipments (2)	—	—	—	—	—

Corporate and other
Net sales (3)	$(5.2)	$(4.2)	$(5.9)	$(11.1)	$(7.9)
Operating Income (loss)	$(5.3)	$(4.0)	$(4.8)	$(10.1)	$(8.4)
Depreciation and amortization	$0.4	$—	$0.2	$0.6	$0.2

EBITDA (1)	$(4.9)	$(4.0)	$(4.6)	$(9.5)	$(8.2)
Shipments (2) (3)	(5)	(5)	(7)	(12)	(11)

Consolidated
Net sales	$426.8	$383.6	$427.6	$854.4	$702.8
Operating Income	$26.7	$56.5	$31.0	$57.7	$88.2
Depreciation and amortization (4)	$1.0	$0.4	$0.8	$1.8	$0.7

EBITDA (1)	$27.7	$56.9	$31.8	$59.5	$88.9
Shipments (2)	368	392	365	733	800

(1)   EBITDA is the summation of Operating Income and Depreciation and Amortization.  We believe that EBITDA is commonly used as a measure of performance for companies in our industry and is frequently used by analysts, investors, lenders and other interested parties to evaluate a company’s financial performance and its ability to incur and service debt.  EBITDA should not be considered as a measure of financial performance under accounting principles generally accepted in the United States.  The items excluded from EBITDA are significant components in understanding and assessing financial performance.  EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of operating performance or as a measure of liquidity.

(2)   Unaudited and is expressed in thousands of tons.  Not a meaningful measure for Building Products.

(3)   Negative net sales and shipment information represent the elimination of intercompany transactions.

(4)   Includes depreciation expense recorded in cost of sales.